Exhibit 1.A.(8)(i)(ii)

          Amendment dated November 27, 1998 to Participation Agreement among PFL Life and Dreyfus Variable Investment Fund

                      AMENDMENT TO PARTICIPATION AGREEMENT

         The Participation Agreement, dated as of April 15, 1997, between DREYFUS VARIABLE INVESTMENT FUND, THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC., DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a DREYFUS STOCK INDEX
FUND), and PFL LIFE INSURANCE COMPANY (the "Agreement") is hereby amended as follows:


                                    ARTICLE 1
                                   DEFINTIONS

         Section 1.12 is hereby deleted in its entirety and replaced with the following:

         "Separate Account" shall mean PFL Life Separate Account A, PFL Retirement Builder Variable Annuity Account, and Legacy Builder Variable Life Separate Account, separate accounts established by Insurance Company in accordance with the laws of the State of Iowa.


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  November 27, 1998




DREYFUS VARIABLE INVESTMENT FUND            THE DREYFUS SOCIALLY RESPONSIBLE
                                            GROWTH FUND, INC.

By: /s/ ELBA VASQUEZ                        By: /s/ ELBA VASQUEZ
   --------------------------------------       --------------------------------
Name:    Elba Vasquez                       Name:    Elba Vasquez
     ------------------------------------         ------------------------------
Title: Vice President & Assist. Secretary   Title: Vice President & Assist.
      -----------------------------------           Secretary
                                                  ------------------------------
DREYFUS LIFE AND ANNUITY INDEX FUND,        PFL LIFE INSURANCE COMPANY
INC. (d/b/a DREYFUS STOCK INDEX FUND)

By: /s/ ELBA VASQUEZ                        By:  /s/ WILLIAM L. BUSLER
   --------------------------------------      ---------------------------------
Name: Elba Vasquez                          Name: William L. Busler
     ------------------------------------        -------------------------------
Title: Vice President & Assist. Secretary   Title: President
      -----------------------------------         ------------------------------